Exhibit 5.2

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

April 5, 2024

bioAffinity Technologies, Inc.

22211 W Interstate 10, Suite 1206

San Antonio, Texas 78257

Dear Ladies and Gentlemen:

We have acted as U.S. securities counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of Post-Effective Amendments No. 1 and No. 2 to Registration Statement on Form S-1 (File No. 333- 264463) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company: of (i) an aggregate of 4,305,813 shares of the Company’s common stock, par value $0.007 per share (the “Common Stock”) underlying the tradeable warrants (“Tradeable Warrants”) and non-tradeable warrants (“Non-Tradeable Warrants”) issued to investors in the Company’s initial public offering; (ii) 29,464 shares of Common Stock underlying warrants issued to the placement agent (and its designees) for the Company’s convertible bridge note offering in 2021 (the “Placement Agent Warrants ”) and (iii) 25,652 shares of Common Stock underlying warrants issued to the representative of the underwriters (and its designees) for the Company’s initial public offering (the “Rerpresentative’s Warrant”). The Tradeable Warrants, the Non-Tradeable Warrants, the Placement Agent Warrants and the Representative’s Warrants are collectively referred to herein as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the certificate of incorporation of the Company, as amended, (iv) the amended and restated bylaws of the Company, (v) the form of Tradeable Warrant filed as an exhibit to the Registration Statement, (vi) the form of Non-Tradeable Warrant filed as an exhibit to the Registration Statement; (vii) the form of Placement Agent Warrant filed as an exhibit to the Registration Statement; (viii) the form of Representative’s Warrant filed as an exhibit to the Registration Statement; and (ix) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that the Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP